UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 28, 2008

All-State Properties Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	0-12895	59-2300204
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

106 Glenwood Dr.
Liverpool New York 13090
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

315.451.7515
(ISSUER TELEPHONE NUMBER)

970 S. 300 West Salt Lake City, UT 84101
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE OF CONTROL OF REGISTRANT.

On February 28, 2008, Greenwich Holdings, LLC (“Greenwich”), a New York limited liability company, entered into an agreement (the “Agreement”) with Belmont Partners, LLC, a Virginia limited liability company (“Belmont”),

Under the terms of the Agreement, Greenwich has agreed to purchase a control block in All-State Properties L.P., a Delaware limited partnership (the “Company” or “ASP”) consisting of approximately fifty and one-thousandth percent (50.001%) of the outstanding common units of the Company (the “Control Block”). In consideration for the Control Block, Greenwich agreed to pay the Company One Hundred Eighty Eight Thousand ($188,000.00) U.S. Dollars.

A copy of the Agreement entered into by and between Belmont and Greenwichwas attached as exhibit 10.1 to this Current Report on Form8-K filed on March 3, 2008.

On February 17, 2009, Greenwich, sold the Control Block back o Belmont in consideration of $220,000. Said consideration was never paid by Belmont to Greenwich. On August 1, 2012, Belmont returned the Company back to the sole member of Greenwich, Joseph Passalaqua (“Passalaqua”). On February 3, 2017, Passalaqua transferred the Control Block to Sea Alive, Inc., a Wyoming corporation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Pro Forma Financial Information:

None

(c)	Exhibits:

10.1	Agreement dated July 31, 2012 between Robert Gates and Belmont Partners, LLC.

10.2	Agreement dated July 31, 2012 between Robert Gates and All State Properties Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

All-State Properties Holdings, Inc.

Date: August 8, 2017	By:	/s/ Joseph Passalaqua
Joseph Passalaqua CEO